Exhibit 10.35

SUBLEASE

This Sublease (“Sublease”) is made as of December 6, 2021, by and between Albireo Pharma, Inc. a Delaware corporation having an address of 10 Post Office Square, Boston, Massachusetts 02109 (“Sublandlord”), and Hi Marley, Inc., a Delaware corporation having an address of 77 Franklin St 9th Floor, Boston, Massachusetts 02110 (“Subtenant”).

WITNESSETH

WHEREAS, reference is made to that certain Office Lease Agreement dated as of February 7, 2017 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of March 28, 2019 (the “First Amendment”), and as further amended by that certain Second Amendment to Lease dated as of May 4, 2020 (the “Second Amendment”), and as further amended by that certain Third Amendment to Lease dated as of June 30, 2021 (the “Third Amendment,” together with the Original Lease, First Amendment and Second Amendment, the “Overlease”, a copy of which is attached hereto as Exhibit A) by and between NS Boston III PO Owner LLC, a Delaware limited liability company (“Overlandlord” and successor-in-interest to POSIG Investors, LLC, who in turn is successor-in-interest to SHIGO 10 PO Owner LLC) as lessor thereunder and Sublandlord as lessee thereunder, pursuant to which Overlandlord leased to Sublandlord certain premises (the “Premises) consisting of approximately 18,224 rentable square feet located on the tenth (10th) floor in the building (the “Building”) known and numbered as 10 Post Office Square, Boston, Massachusetts; and

WHEREAS, Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant approximately 14,734 rentable square feet of the Premises as depicted on Exhibit B attached hereto (hereinafter referred to as the “Subleased Premises”) subject to and in accordance with the terms and conditions of this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.DEMISE OF SUBLEASED PREMISES. Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby hires and takes from Sublandlord, the Subleased Premises for the Term (as defined in Section 2) and upon the conditions hereinafter set forth.
2.TERM. The term of this Sublease (the “Term”) shall commence on the latest to occur of (i) April 1, 2022, (ii) the date on which Sublandlord delivers possession of the Subleased Premises to Subtenant in the Required Condition, and (iii) the date on which Overlandlord delivers its written consent to this Sublease as required by Section 23 below (such latest date, the “Commencement Date”), and shall expire on October 31, 2026 (the “Expiration Date”) or such earlier date upon which such term may be terminated pursuant to the provisions hereof or pursuant to law. If the Commencement Date has not occurred for any reason on or before April 1, 2022, then in addition to Subtenant’s other rights or remedies, Subtenant may terminate this Sublease by written notice to Sublandlord, whereupon any monies previously paid by Subtenant to Sublandlord shall be reimbursed to Subtenant, or, at Subtenant’s election, the date Subtenant is otherwise obliged to commence payment of Rent shall be delayed by one (1)

additional day after the Commencement Date for each day that the Commencement Date is delayed beyond such date. Sublandlord shall deliver possession of the Subleased Premises to Subtenant no later than April 1, 2022 in its as-is condition, except that Sublandlord shall deliver the Premises in vacant (except for the Transferred Property, as defined herein) and broom clean condition (the “Required Condition”). Provided that Overlandlord has delivered its written consent to this Sublease as required by Section 23 below, Subtenant shall have the right to early access to the Premises in vacant condition thirty (30) days prior to the Commencement Date for purposes of installing its furniture, fixtures and equipment, completing improvements and otherwise making the Subleased Premises ready for occupancy.
3.SUBORDINATION; ESTOPPEL LETTERS. This Sublease is in all respects subject and subordinate to the terms and conditions of the Overlease and to the matters to which the Overlease, including any amendments thereto, is or shall be subordinate. Sublandlord represents and warrants that (i) the copy of the Overlease attached hereto as Exhibit A is true, correct and complete, (ii) the Overlease is in full force and effect, and (iii) there exists under the Overlease no default by Sublandlord, or to Sublandlord’s knowledge, Overlandlord, nor has there occurred an event which, with the giving of notice or passage of time or both, could constitute such a default by Sublandlord or, to Sublandlord’s knowledge, Overlandlord. Subtenant agrees that Subtenant has reviewed and is familiar with the Overlease, and will not do anything which would result in a default or breach (whether or not subject to notice or grace periods) on the part of Sublandlord under the Overlease. If, however, the Overlease is terminated prior to its scheduled expiration, for any reason whatever, this Sublease shall likewise terminate, without further notice and without further obligation or liability on the part of the parties (except if such termination is as a result of Subtenant’s default hereunder or Sublandlord’s default hereunder or under the Overlease). Notwithstanding the foregoing, Subtenant shall be obligated, at Overlandlord’s written election, to attorn to and recognize Overlandlord as Sublandlord under this Sublease in the event that the Overlease is terminated and Overlandlord remains the owner of the Building, whereupon this Sublease shall continue as a direct lease between Subtenant and Overlandlord upon all the terms and conditions of this Sublease.

Subtenant agrees that from time to time it will deliver to Sublandlord or Sublandlord’s designee within ten (10) days of the date of Sublandlord’s request, a statement, in writing, certifying (i) that this Sublease is unmodified and in full force and effect, if this is so, or if there have been modifications that the Sublease, as modified, is in full force and effect; (ii) the dates to which Rent and other charges have been paid; (iii) that Sublandlord is not in default under any provisions of this Sublease or, if in default, the nature thereof in detail; and (iv) such other true statements as Sublandlord may reasonably require.

4.RENT, ADDITIONAL RENT AND OTHER CHARGES.

(a)Beginning on the Commencement Date and throughout the Term hereof, Subtenant shall pay to Sublandlord monthly fixed rent (the “Fixed Rent”) in accordance with the schedule set forth below:

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Months of Term	Fixed Rent (per annum)	Fixed Rent (per month)	Rate Per Square Foot, Per Annum
4/1/2022 – 3/31/2023	$825,104.00	$68,758.67	$56.00
4/1/2023 – 3/31/2024	$841,606.08	$70,133.84	$57.12
4/1/2024 – 3/31/2025	$858,402.84	$71,533.57	$58.26
4/1/2025 – 10/31/2026	$875,641.62	$72,970.14	$59.43

Notwithstanding anything to the contrary in this Sublease, provided Subtenant is not in default hereunder, Fixed Rent shall be abated for the month of April 2022. In no event shall the abatement of Fixed Rent for April 2022 be deemed to reduce or eliminate Subtenant’s obligation to pay Additional Rent or any other amounts due hereunder other than Fixed Rent.

Each monthly installment of Fixed Rent shall be payable on or before the first (1st) day of the calendar month during the Term, without notice or demand and without abatement, set-off or deduction, and shall be pro-rated on a per diem basis in the case of any partial months during the Term, including, without limitation, any partial month between the Commencement Date and the first day of the first full calendar month following the Commencement Date. Notwithstanding the foregoing, if rent abates under the Overlease as to the Subleased Premises, Rent shall correspondingly abate under this Sublease.

(b)In addition to the Fixed Rent due hereunder, (i) commencing July 1, 2023, Subtenant shall also pay to Sublandlord “Subtenant’s Share” (as hereinafter defined) of Tax Increases paid by Sublandlord pursuant to the Overlease, in excess of the Tax Increases paid by Sublandlord pursuant to the Overlease for the 2022 Tax Year (i.e., July 1, 2022 – June 30, 2023) (the “Base Tax Year”) and (ii) commencing January 1, 2023, Subtenant shall pay to Sublandlord Subtenant’s Share of Expense Increases paid by Sublandlord pursuant to the Overlease in excess of the Expense Increases paid by Sublandlord during the calendar year 2022 (the “Base Expense Year”) (the amounts payable under the foregoing clauses (i) and (ii) shall be sometimes collectively referred to herein as the “Sublease Direct Expenses”).  Subtenant shall pay the estimated amount of such Sublease Direct Expenses simultaneously with the monthly payment of Fixed Rent in accordance with the terms of the Overlease.  On an annual basis, Sublandlord shall provide Subtenant with a statement of all estimated and actual Sublease Direct Expenses promptly following Sublandlord’s receipt thereof from Overlandlord.  If Subtenant has made estimated payments of Sublease Direct Expenses in excess of the actual amount payable by Sublandlord under the Overlease attributable to the Subleased Premises, Sublandlord shall credit Subtenant with any overpayment against the next Fixed Rent otherwise due or refund by check within thirty (30) days of the Expiration Date or date of termination if the Sublease is terminated earlier than the Expiration Date.  If the actual amount of Sublease Direct Expenses payable by Sublandlord pursuant to the Overlease, as equitably allocated to the Subleased Premises exceeds the estimated Sublease Direct Expenses paid by Subtenant for such year, Subtenant shall pay the difference to Sublandlord within fifteen (15) days after receipt of the statement and all supporting documentation and such obligation shall survive the expiration or earlier termination of this Sublease.  Any failure by Sublandlord to deliver any estimate or statement of Sublease Direct Expenses required under this Sublease shall not operate as a waiver of Sublandlord’s right to collect all or any portion of Sublease Direct Expenses due hereunder.  Notwithstanding the foregoing, Sublandlord shall use commercially reasonable efforts to deliver any such estimates

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or statements of Sublease Direct Expenses promptly upon receipt of the corresponding information from Overlandlord.  Upon Subtenant’s request, Sublandlord shall exercise its audit rights under Section 6.4 of the Overlease at Subtenant’s direction and expense.

“Subtenant’s Share” shall mean a fraction, the numerator of which shall mean the rentable square footage of the Subleased Premises, and the denominator of which shall mean the rentable square footage of the Premises.  As of the date of this Sublease, Subtenant’s Share is 80.85%.  From and after the expiration of the Overlease as to the “Expansion Premises”, as defined in the Third Amendment, Subtenant’s Share will be 100%.

(c)In addition to the Fixed Rent and Sublease Direct Expenses due hereunder, Subtenant shall pay for the cost of all utility services consumed in the Subleased Premises during the Term to the extent not included in Sublease Direct Expenses.  Such payments shall be made directly to the utility company or, if billed to Sublandlord, then reimbursed to Sublandlord within fifteen (15) days following receipt by Subtenant of Sublandlord’s billing therefore.  Such billing shall include sub-meter readings and calculations of the amount due if available.  Subtenant shall also assume and perform Sublandlord’s maintenance obligations under Section 7.2 of the Overlease, as incorporated herein, for the Subleased Premises, including, without limitation, the obligation to maintain any heating, ventilating and air-conditioning maintenance contract satisfactory to Overlandlord in the Subleased Premises.

(d)In addition to the Fixed Rent, Sublease Direct Expenses, cost of utilities to the Subleased Premises during the Term, and any other sums which Subtenant may be obligated to pay pursuant to any other provision of this Sublease, Subtenant agrees to pay to Sublandlord all Subtenant Surcharges (as hereinafter defined) as additional rent hereunder as and when such sums are due and payable by Sublandlord under the Overlease, or as otherwise hereinafter provided.  As used herein, the term “Subtenant Surcharges” shall mean any and all amounts which become due and payable by Sublandlord to the Overlandlord under the Overlease on account of any additional service requested by Subtenant and provided to the Subleased Premises by Overlandlord under the Overlease or any additional rent or charges under the Overlease payable by Sublandlord to the extent due to Subtenant’s use or occupancy of the Subleased Premises during the Term other than those charges or interest that are due and payable as a result of Sublandlord’s failure to perform as required under the Overlease.  The Fixed Rent, the Sublease Direct Expenses, the cost of utilities to the Subleased Premises during the Term, Subtenant Surcharges and any other sums which Subtenant may be obligated to pay pursuant to any other provision of this Sublease are sometimes referred to herein as the “Rent” payable by Subtenant pursuant to this Sublease.  Sublessee shall be entitled to all credits, if any, given by Overlandlord to Sublandlord for Sublandlord’s overpayment of such amounts, and shall not be required to pay any gross receipts tax on Rent payable to Sublandlord under this Sublease, if any.

(e)All amounts payable pursuant to this Sublease shall be paid by Subtenant to Sublandlord’s Administrator at the address forth below or at such other place as Sublandlord may hereafter designate from time to time in writing, in lawful money of the United States of America, by a good unendorsed check or, at Sublandlord’s option, by wire transfer pursuant to wire instructions provided by Sublandlord or Sublandlord’s Administrator from time to time, as

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and when the same become due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever, except as provided herein.  Any other amounts of additional rents and other charges herein reserved and payable shall be paid by Subtenant in the manner and to the persons set forth in the statement from Sublandlord describing the amounts due.  All costs, charges and expenses which Subtenant assumes, agrees or is obligated to pay to Sublandlord pursuant to this Sublease shall be additional rent and in the event of nonpayment thereof Sublandlord shall have all the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the Fixed Rent reserved hereunder.  Any inquiries, communications or notices concerning the Fixed Rent or additional rent hereunder shall be sent to, and may sent from, Sublandlord’s Administrator: Tyson Kamikawa, Email: Tyson.Kamikawa@albireopharma.com.  Fixed Rent and additional rent shall be paid via ACH Transfer as follows:

Routing #:121140399

Account #:3302069024

Bank Name:Silicon Valley Bank

Account Name:Albireo Pharma, Inc.

(f)Subtenant shall, upon receipt of Overlandlord’s consent hereto, pay to Sublandlord the sum of Sixty-Eight Thousand Seven Hundred Fifty-Eight and 67/100 Dollars ($68,758.67) to be applied to the first full monthly installment of Fixed Rent due hereunder.

5.SECURITY DEPOSIT. Upon receipt of Overlandlord’s consent hereto, Subtenant shall deposit with Sublandlord the amount of $137,517.34 (the “Security Deposit”). Provided that Subtenant has paid all amounts due and has otherwise performed all obligations hereunder, the Security Deposit will be returned to Subtenant without interest within sixty (60) days of the expiration of the Term, further provided that Sublandlord may deduct from the Security Deposit prior to returning it any amounts owed by Subtenant to Sublandlord. If Subtenant defaults beyond applicable notice and cure periods under any provision of this Sublease, Sublandlord may, but shall not be obligated to, apply all or any part of the Security Deposit to cure the default. In the event Sublandlord elects to apply the Security Deposit as provided for above, Subtenant shall, within five (5) days after Sublandlord’s demand, restore the Security Deposit to the original amount. Sublandlord may, at its discretion, commingle the Security Deposit with its other funds. Upon any transfer of Sublandlord’s interest in the Overlease, Sublandlord shall transfer the Security Deposit (or any amount of the Security Deposit remaining) to a successor tenant, and Subtenant agrees to look solely to the successor tenant for repayment of the same. The Security Deposit will not operate as a limitation on any recovery to which Sublandlord may be entitled.
6.USE OF SUBLEASED PREMISES. Subtenant shall use the Subleased Premises only for general office use and for no other purpose and otherwise in accordance with the terms and conditions of the Overlease, as incorporated herein. Subtenant will not allow any signs, cards or placards to be posted, or placed within the Subleased Premises such that they are visible outside of the Subleased Premises except as specifically provided for in this Sublease. Subtenant will not place a load upon any floor in the Subleased Premises exceeding the floor load per square foot of area which such floor was designed to carry or which is allowed by law.

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7.CONDITION OF SUBLEASED PREMISES. Subtenant represents and warrants that it has made a thorough examination of the Subleased Premises and it is familiar with the condition thereof. Subtenant acknowledges that it enters into this Sublease without any representation or warranties by Sublandlord or anyone acting or purporting to act on behalf of Sublandlord, as to present or future condition of the Subleased Premises or the appurtenances thereto or any improvements therein or of the Building, except as otherwise expressly set forth herein. It is further agreed that Subtenant does and will accept the Subleased Premises in the Required Condition, and Sublandlord has no obligation to perform any work therein or contribute to the cost of any work to prepare the Subleased Premises for Subtenant’s occupancy except as necessary to deliver the Premises in the Required Condition. In addition, Sublessee expressly acknowledges and agrees that all furniture, equipment, fixtures and telecommunications equipment (“Transferred Property”), as listed in the attached Exhibit C, will remain with the Subleased Premises and become the property of Sublessee upon the expiration of this Sublease. Subtenant may remove all or any portion of the Transferred Property from the Subleased Premises during the Term.

Subtenant will, throughout the Term and at its sole cost, keep and maintain the Subleased Premises and all fixtures and equipment located therein in the condition required pursuant to the Overlease, as incorporated herein. All repairs and replacements required of Subtenant in connection herewith shall be of a quality and class at least equal to the minimum building standards established by Overlandlord and shall be done in a good and workmanlike manner in compliance with all applicable laws and the terms and conditions of this Sublease. If Subtenant fails to maintain the Subleased Premises in compliance with the terms hereof, Sublandlord shall have the right to do such acts and expend such funds as are reasonably required and Subtenant shall reimburse Sublandlord for the cost thereof as additional rent upon demand.

8.ALTERATIONS. Subtenant will not make or permit to be made any alterations, additions, or improvements in or to the Subleased Premises (“Alterations”) without first obtaining the prior written consent of Sublandlord, but shall in all cases be subject to the prior written consent of Overlandlord in accordance with the Overlease, as incorporated herein. All Alterations by Subtenant shall be performed in accordance with the applicable provisions of the Overlease, as incorporated herein; provided, that, Subtenant shall not be required to remove any Alterations installed by Subtenant unless required by Overlandlord pursuant to the Overlease.
9.SIGNAGE. Subtenant, at Subtenant’s expense, may place a sign identifying Subtenant in any standard Building directory maintained by Overlandlord in the location where Sublandlord’s current directory signage exists as of the date of this Sublease or as otherwise designated by Sublandlord; provided, however, that Subtenant shall have first obtained the prior written approval of such sign from Sublandlord, which approval shall not be unreasonably withheld by Sublandlord, but shall remain subject to the prior written approval of Overlandlord in accordance with the Overlease. Upon termination of this Sublease, Subtenant shall remove such sign and repair any damage caused thereby.
10.ACCESS; RIGHTS RESERVED TO SUBLANDLORD. Sublandlord, Overlandlord, and agents of Sublandlord and Overlandlord may, at reasonable times and upon reasonable notice, enter to view the Subleased Premises, and make repairs and alterations as required herein or under the Overlease.

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11.INDEMNIFICATION. Subtenant shall indemnify and hold harmless Sublandlord, Overlandlord and their its partners, agents, employees or contractors as provided in Section 16 of the Overlease (such that Subtenant shall indemnify Sublandlord under Section 16 of the Lease as though Sublandlord were the Overlandlord) as incorporated herein and from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, but not limited to, court costs and reasonable attorneys’ fees and disbursements) to the extent arising from any breach or default by Subtenant in the full and prompt payment and performance of Subtenant’s obligations under this Sublease, including the obligation to timely surrender the Premises upon the expiration of this Sublease in the condition required by this Sublease. The terms of this Section shall survive the termination or expiration of this Sublease. Notwithstanding anything to the contrary herein, Sublandlord shall not be released or indemnified from all damages, liabilities, losses, claims, attorneys’ fees, costs and expenses arising from the negligence or willful misconduct of Sublandlord or its agents, contractors, licensees or invitees or a breach of Sublandlord’s obligations or representations under this Sublease or the Overlease.
12.NON-LIABLITY; SUBLANDLORD’S OBLIGATIONS. Sublandlord, to the fullest extent permitted by law, shall not be liable for any damage occasioned by failure to keep the Subleased Premises or Building in repair, nor for any damage done or occasioned by or from plumbing, gas, water, sprinkler, or other pipes or sewerage or the bursting, leaking or running of any pipes, tank or plumbing fixtures, in, above, upon or about the Subleased Premises or the Building nor from any damage occasioned by water, snow or ice being upon or coming through the roof, or otherwise, nor for any damages arising from acts, or neglect of co-tenants or other occupants of the Building, nor for any loss of or injury to property or business occurring, through, in connection with or incidental to the failure to furnish any such services or the interruption of any services to the Subleased Premises. Further, Sublandlord shall not be liable or responsible to Subtenant for any loss or damage to any property or person occasioned by theft or any other criminal act, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, law of requisition or order of any governmental authority.

Sublandlord shall not be liable in any event for incidental or consequential damages to Subtenant for any reason, including, without limitation, any default by Sublandlord hereunder, whether or not Sublandlord is notified that such damages may occur. The term “Sublandlord”, as used in this Sublease, so far as covenants or obligations to be performed by Sublandlord are concerned, is limited to mean and includes only the owner or owners at the time in question of the Sublandlord’s interest in the Subleased Premises (leasehold or otherwise), and in the event of any transfer or transfers of title to the Sublandlord’s interest in the Subleased Premises, the Sublandlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of the Sublandlord contained in this Sublease thereafter to be performed, it being intended that the covenants and obligations contained in this Sublease on the part of Sublandlord shall, subject as aforesaid, be binding on the Sublandlord, its successors and assigns, only during and in respect of their respective successive periods of tenancy or ownership of the Subleased Premises. Subtenant, its successors and assigns, agrees it shall not assert nor seek to enforce any claim for breach of this Sublease against any of Sublandlord’s assets other than Sublandlord’s interest in the Leased Premises and in the rents, issues and profits thereof, and Subtenant agrees

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to look solely to such interest for the satisfaction of any liability of or claim against Sublandlord under this Sublease, it being specifically agreed that in no event whatsoever shall Sublandlord or any beneficiary of any trust of which Sublandlord is a trustee or any of Sublandlord’s officers, directors, partners, shareholders, agents, attorneys and employees ever be personally liable for any such liability.

13.ASSIGNMENT AND SUBLETTING. Except for Permitted Transfers (defined below), Subtenant shall not assign, mortgage, encumber or otherwise transfer (by operation of law or otherwise) this Sublease, nor sublet the Subleased Premises or any part thereof, or permit the Subleased Premises or any part thereof to be used or occupied by anyone without first obtaining the written consent of Sublandlord and Overlandlord. No subletting or assignment shall release Subtenant from Subtenant’s obligations under this Sublease or alter the primary liability of Subtenant to pay the rent and to perform all other obligations to be performed by Subtenant hereunder. Notwithstanding the foregoing, Sublandlord’s consent shall not be required when Subtenant is transferring its interest in the Subleased Premises pursuant to transactions with (a) an entity into or with which Subtenant is merged or consolidated or to which all or substantially all of Subtenant’s business, stock or assets are transferred, or (b) an entity controlling, controlled by or under common control with Subtenant (each, a “Permitted Transfer”). Neither the sale, issuance, cancellation nor transfer of Subtenant’s stock or other equity interests shall constitute an assignment or other transfer of this Sublease or the Subleased Premises requiring Sublandlord’s consent.
14.INCORPORATION OF OVERLEASE BY REFERENCE. Except to the extent such terms and provisions are inconsistent with or are specifically contrary to the express written provisions of this Sublease and except as set forth below, all of the terms, covenants and conditions of the Overlease are by this reference incorporated herein and made a part of this Sublease with the same force and effect as if fully set forth herein, except that: (a) each reference in such incorporated sections to “Lease” or “Term” shall be deemed a reference to this Sublease and the Term of this Sublease, respectively; (b) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublandlord” and “Subtenant”, respectively, except as otherwise expressly set forth herein; (c) each reference to “Base Tax Year” and “Base Expense Year” shall refer to the Base Tax Year and Base Expense Year as set forth herein; (d) each reference to “Premises” shall be deemed a reference to the Subleased Premises herein, and each reference to the “Commencement Date” shall be deemed a reference to the Commencement Date herein; (e) the following provisions shall not be included: Sections 1 (except for definitions of “Building,” “Land,” “Property” and “Permitted Use”), 3, 4, 6 (except the second paragraph of Section 6.1, 6.3, 6.4, 6.5 and 6.6), 18.1 (the last sentence only), 18.6, 23, 25.1, 26, 28.1 (second sentence only), 29, 33 (the first, second and third sentences only), 40.2 (subsection (A) of the first\ sentence only), 41, 51, 52, Exhibits B-F of the Original Lease; the First Amendment to Lease, Second Amendment to Lease, Third Amendment to Lease; (f) references in the following provisions to “Landlord” shall mean “Overlandlord”: Sections 2 (the second and third paragraphs only), 6.7, 7.1, 9 , 10.2, 10.3, 11, 12.2, 12.3(B), 12.4, 14, 15, 17, 18.2, 19 (the first sentence in the second paragraph only), 21.1, 24, 30 and 49 of the Original Lease; (g) wherever there is a requirement to pay the costs and expenses of “Landlord,” Subtenant shall only be obligated to pay Overlandlord’s cost and expenses and not both Sublandlord’s and Overlandlord’s costs and expenses; and (h) Subtenant shall not be responsible for any taxes payable by Sublandlord pursuant to Section 6.6 of the Overlease. In the event of a conflict between the express

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provisions of this Sublease and the Overlease incorporated herein, as between Sublandlord and Subtenant, the express provisions of this Sublease shall control.

Notwithstanding anything to the contrary herein, Sublandlord shall fully perform all of its obligations under the Overlease to the extent Subtenant has not expressly agreed to perform such obligations under this Sublease and shall not take any actions that would unreasonably interfere with Subtenant’s use of the Subleased Premises. Sublandlord shall not terminate or take any actions giving rise to a termination right under the Overlease, amend or waive any provisions under the Overlease or make any alterations, exercise any right or remedy or give any consent or approval under the Overlease that could adversely affect Subtenant’s use or occupancy of the Subleased Premises or Subtenant’s rights or obligations under this Sublease without, in each instance, Subtenant’s prior written consent. Sublandlord, with respect to the obligations of Overlandlord under the Overlease, shall use Subtenant’s diligent good faith efforts to cause Overlandlord to perform such obligations for the benefit of Subtenant. Such diligent good faith efforts shall include, without limitation, upon Subtenant’s written request, immediately notifying Overlandlord of its nonperformance under the Overlease, and requesting that Overlandlord perform its obligations under the Overlease.

15.CONSENTS. In no event shall Sublandlord be liable for failure to give its consent or approval in any situation where consent or approval has been withheld or refused by Overlandlord, whether or not such withholding or refusal was proper.
16.INSURANCE. Subtenant shall obtain and maintain all insurance types and coverage for the Subleased Premises as specified in the Overlease, as incorporated herein. All such policies of insurance shall be subject to and comply with the terms and provisions of the Overlease and shall, in addition, name Sublandlord as an additional insured thereunder to the extent required by the Overlease, as incorporated herein. Subtenant hereby agrees that the property damage insurance carried by Subtenant hereunder shall provide for the waiver by the insurance carrier of any right of subrogation against Sublandlord and Overlandlord, and Subtenant further agrees that, with respect to any damage to property, the loss of which is covered by insurance carried by Subtenant under this Sublease, Subtenant releases Sublandlord and Overlandlord from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto. The release and waiver of subrogation set forth in Section 21.14 of the Overlease, as incorporated herein, shall be binding on the parties.
17.DEFAULTS; REMEDIES. Each of the following shall constitute an Event of Default by Subtenant hereunder: (i) the failure to make any payment of rent or any installment thereof or to pay any other sum required to be paid by Subtenant under this Sublease or under the terms of any other agreement between Sublandlord and Subtenant and the continuance of such failure for more than five (5) days following written notice from Sublandlord to Subtenant; (ii) the use or occupancy of the Subleased Premises for any purpose other than the Permitted Use without Sublandlord’s prior written consent or the conduct of any activity in the Subleased Premises which constitutes a violation of law and continues for twenty (20) days after written notice from Sublandlord to Subtenant; (iii) if the interest of Subtenant or any part thereof under this Sublease shall be levied on under execution or other legal process and said interest shall not have been cleared by said levy or execution within twenty (20) days from the date thereof; (iv) if any voluntary or involuntary petition in bankruptcy or for corporate reorganization or any similar

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relief shall be filed by or against Subtenant or any guarantor of the Sublease or if a receiver shall be appointed for Subtenant or any guarantor or any of the property of Subtenant or guarantor, unless such petition or appointment shall not be discharged within twenty (20) days; (v) if Subtenant or any guarantor of the Sublease shall make an assignment for the benefit of creditors or if Subtenant shall admit in writing its inability to meet Subtenant’s debts as they mature; (vi) if any insurance required to be maintained by Subtenant pursuant to this Sublease shall be cancelled or terminated or expires or shall be reduced or materially changed, except, in each case, as permitted in this Sublease, or agreed to in writing, mutually, by the parties, and such replacement insurance is not provided within twenty (20) days after written notice from Sublandlord to Subtenant; (vii) if Subtenant shall fail to discharge or bond over any lien placed upon the Subleased Premises in violation of this Sublease within twenty (20) days; (viii) Subtenant’s failure to provide a statement in writing as and when required under Section 3 of this Sublease, or (ix) the failure to observe or perform any of the other covenants or conditions in this Sublease which Subtenant is required to observe and perform and which Subtenant has not corrected within twenty (20) days after written notice thereof to Subtenant; provided, however, that if said failure involves the creation of a condition which, in Sublandlord’s reasonable judgment, is dangerous or hazardous, Subtenant shall be required to cure same within 24 hours.

Upon the occurrence of an Event of Default by Subtenant, Sublandlord may, at its option, with or without notice or demand of any kind to Subtenant or any other person, exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law, in equity or elsewhere herein, and such rights and remedies shall be cumulative and none shall exclude any other right allowed by law:

(i)Sublandlord may terminate this Sublease, repossess and re-let the Subleased Premises, in which case Sublandlord shall be entitled to recover as damages (in addition to any other sums or damages for which Subtenant may be liable to Sublandlord) a lump sum equal to the amount of Fixed Rent remaining to be paid by Subtenant for the balance of the Term.

(ii)Sublandlord may, without terminating the Sublease, terminate Subtenant’s right of possession, repossess the Subleased Premises including, without limitation, removing all or any part of Subtenant’s personal property in the Subleased Premises and to place such personal property in storage or a public warehouse at the expense and risk of Subtenant, and relet the same for the account of Subtenant for such rent and upon such terms as shall be satisfactory to Sublandlord. For the purpose of such reletting, Sublandlord is authorized to decorate, repair, remodel or alter the Subleased Premises. Subtenant shall pay to Sublandlord as damages a sum equal to all Rent under this Sublease for the balance of the Term unless and until the Subleased Premises are relet. If the Subleased Premises are relet, Subtenant shall be responsible for payment upon demand to Sublandlord of any deficiency between the rent as relet and the rent for the balance of this Sublease, all costs and expenses of reletting, and all reasonable decoration, repairs, remodeling, alterations, additions and collection of the rent accruing there from. Subtenant shall not be entitled to any rents received by Sublandlord in excess of the rent provided for in this Sublease. No re-entry or taking possession of the Subleased Premises by Sublandlord shall be construed as an election to terminate this Sublease unless a written notice of such intention be given to Subtenant or unless the termination thereof be decreed by a court of competent jurisdiction.

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18.NO WAIVER. No waiver of any provision of this Sublease shall be implied by any failure of Sublandlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver by Sublandlord shall be valid unless in writing and shall not affect any provision other than the one specified in such written waiver and that provision only for the time and in the manner specifically stated in the waiver. No receipt of monies by Sublandlord from Subtenant after the termination of this Sublease shall in any way alter the length of the Term or Subtenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Subtenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Subleased Premises, Sublandlord may receive and collect any rent due, and the payment of rent shall not waive or affect said notice, suit or judgment. Sublandlord shall not be required to serve Subtenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Sublease, other than those notices and demands specifically required under this Sublease.
19.NOTICE. Whenever, by the terms of this Sublease, any notice, demand, request, approval, consent or other communication (each of which shall be referred to as a “notice”) shall or may be given either to Sublandlord or to Subtenant, such notice shall be in writing and shall be sent by hand delivery, reputable overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other address or addresses as may from time to time hereafter be designated by Sublandlord or Subtenant, as the case may be, by like notice):

(a)If intended for Sublandlord, to:

Albireo Pharma, Inc.

53 State Street, 19th Floor

Boston, MA 02109

Attention: CFO

With a copy to:Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attn: Geoffrey H. Smith, Esq.

(b)If intended for Subtenant, to:

Prior to the Commencement Date:

Hi Marley, Inc.

77 Franklin Street, 9th Floor,

Boston, Massachusetts 02110

Attn: General Counsel

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After the Commencement Date:

Hi Marley, Inc.

10 Post Office Square, 10th Floor

Boston, MA 02109

Attn: General Counsel

All such notices shall be deemed to have been served on the date of actual receipt (in the case of hand delivery), or one (1) business day after such notice shall have been deposited with a reputable overnight courier, or three (3) business days after such notice shall have been deposited in the United States mails within the continental United States (in the case of mailing by registered or certified mail as aforesaid).

20.SURRENDER OF SUBLEASED PREMISES. Upon the expiration or earlier termination of this Sublease, Subtenant shall remove all Subtenant’s goods and effects from the Subleased Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Subtenant, either inside or outside the Subleased Premises and the Transferred Property) and deliver to Sublandlord the Subleased Premises and all keys, locks thereto, and quit and surrender the Subleased Premises to Sublandlord in the condition existing as of the Commencement Date, ordinary wear and tear, casualties, condemnation, Hazardous Materials (other than those released or omitted by Subtenant in or about the Subleased Premises) and repairs not Subtenant’s responsibility under this Sublease, excepted. Subtenant will remove any Alterations, trade fixtures, equipment, data and telecommunications cabling and wiring installed by or on behalf of Subtenant required to be removed by Overlandlord under the Overlease, and Subtenant will fully repair any damage occasioned by the removal of the same. Notwithstanding the foregoing, Subtenant shall not be required to remove any alterations or improvements located in the Subleased Premises as of the Commencement Date, except for the Transferred Property, which Subtenant shall remove as required under the Overlease.

In the event of Subtenant’s failure to remove any of Subtenant’s property from the Subleased Premises as required hereunder, Sublandlord and Overlandlord are hereby authorized, without liability to Subtenant for loss or damage thereto, and at the sole risk of Subtenant, to remove and store any of the property at Subtenant’s expense, or to retain same under Sublandlord’s or Overlandlord’s control or, upon ten (10) days prior written notice to Subtenant (and Subtenant’s failure to pick up such property within such ten (10) day period), to sell at public or private sale, and to apply the net proceeds of such sale to the payment of any sum due hereunder. Without limiting the foregoing or any other provisions herein, if Subtenant fails to surrender the Subleased Premises to Sublandlord upon early termination or expiration of this Sublease as herein required, Subtenant shall pay to Sublandlord on account of use and occupancy of the Subleased Premises for each month or portion thereof during which Subtenant (or anyone claiming by, through or under Subtenant) holds over in the Subleased Premises an amount equal to one hundred fifty percent (150%) of the then current Fixed Rent payable hereunder, or one hundred fifty percent (150%) of the fair market rental for the Subleased Premises, for the time Tenant remains in possession, plus, in each case all Additional Rent and other sums payable hereunder, and Subtenant shall indemnify Sublandlord for all loss, cost, damage, expense or injury resulting therefrom, including and increased rental or other damages suffered by Sublandlord as a result of such holding over.

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21.BROKERS. Sublandlord utilized the services of CBRE (the “Listing Broker”) and Subtenant was representing by Colliers (the “Procuring Broker”) in connection with this Sublease. Subtenant and Sublandlord each represent to the other party that it did not involve any other broker in procuring this Sublease. Sublandlord shall pay the commission due the Listing Broker and Procuring Broker per a separate agreement. Subtenant and Sublandlord agree to forever indemnify, defend and hold the other party harmless from and against any commissions, liability, loss, cost, damage or expense (including reasonable attorneys’ fees) that may be asserted against or incurred by Sublandlord or Subtenant by any broker other than the Listing Broker or Procuring Broker as a result of any misrepresentation by Subtenant or Sublandlord hereunder.
22.COUNTERPARTS. This Sublease may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature to this Sublease transmitted via facsimile or other electronic signature (e.g. DocuSign) shall be deemed an original signature and be binding upon the parties hereto (it being agreed that facsimile or other electronic signature shall have the same force and effect as an original signature).
23.CONDITION PRECEDENT. This Sublease and Sublandlord’s and Subtenant’s obligations hereunder are conditioned upon the written consent of Overlandlord in a form reasonably satisfactory to Subtenant. Each party shall use commercially reasonable efforts to obtain such consent, including by promptly signing Overlandlord’s commercially reasonable consent form. If Sublandlord fails to obtain Overlandlord’s consent within thirty (30) days after execution of this Sublease by Sublandlord despite using commercially reasonable efforts to obtain such consent, then either Sublandlord or Subtenant may terminate this Sublease by giving the other party written notice thereof prior to receipt of such consent, and Sublandlord shall return to Subtenant the Security Deposit.

[signature page follows]

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IN WITNESS WHEREOF, Sublandlord and Subtenant herein have duly executed this instrument on the day and year first above written.

SUBLANDLORD:ALBIREO PHARMA, INC.,

a Delaware corporation

By: /s/ Ronald Cooper

Name: Ronald Cooper

Title: President and Chief Executive Officer

SUBTENANT:Hi Marley, Inc.,

a Delaware corporation

By: /s/ Neil A. Murphy

Name: Neil A. Murphy

Title: CFO

[Signature Page to Sublease Agreement]

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EXHIBIT A

OVERLEASE

[Signature Page to Sublease Agreement]

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EXHIBIT B

SUBLEASED PREMISES

KILBY STREET
WATER STREET
POST OFFICE SQUARE

PREMISES

SYNERGY
INVESTMENTS

[Signature Page to Sublease Agreement]

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EXHIBIT C

TRANSFERRED PROPERTY

[Signature Page to Sublease Agreement]

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